PowerSchool Announces Second Quarter 2023 Financial Results
•PowerSchool delivers second quarter total revenue growth of 10% to $173.9 million, meeting the high end of the second quarter guidance range, and reiterates full-year 2023 outlook for total revenue
•GAAP net loss improves 33% over the prior year, and GAAP net loss per diluted share improves 33% over the prior year to $0.02
•Adjusted EBITDA* grows 26% to $61.2 million, exceeding the second quarter guidance range, and full-year 2023 outlook for Adjusted EBITDA is increased
•ARR* increases 10% over the prior year to reach $635.8 million as of June 30, 2023
•NRR* of 109.5% improves 220 basis points from the second quarter of 2022

FOLSOM, Calif. – August 7, 2023: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its second quarter ended June 30, 2023.

“The momentum we are seeing in bookings, product innovation, platform expansion, and market development resulted in a great second quarter which we believe positions us well for the second half of the year," said Hardeep Gulati, PowerSchool CEO. "Our innovations around data are addressing key gaps our customers see in their operations and will enable us to personalize education to drive more efficient instruction and improve student outcomes, which we expect will drive durable long-term growth and returns."

Second Quarter 2023 Financial Results
•Total revenue was $173.9 million for the three months ended June 30, 2023, up 10% year-over-year.
•Subscriptions and support revenue was $146.5 million, up 9% year-over-year.
•Gross profit was $104.9 million, or 60% of total revenue, and Adjusted Gross Profit* was $124.2 million, or 71% of total revenue.
•Net loss was $4.3 million, or negative 2% of total revenue, and Non-GAAP net income* was $46.8 million, or 27% of total revenue.
•Adjusted EBITDA* was $61.2 million, or 35% of total revenue.
•GAAP net loss per diluted share was $0.02 on 200.7 million shares outstanding. Non-GAAP Net Income per diluted share* was $0.23 on 201.9 million shares outstanding.
•Net cash used in operations was $32.7 million, and Free Cash Flow* was negative $43.6 million.
•ARR* was $635.8 million, up 10% year-over-year, and NRR* rate was 109.5%, up 220 basis points year-over-year and up 40 basis points over the prior quarter.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”
Recent Business Highlights
•Unlocking the Power of K-12 Data and AI:
◦Saw continued traction in the market for its data-centric solutions, which include Unified InsightsTM and Connected Intelligence DaaS. Seven of the largest ten transactions in the second quarter included at least one of these analytics solutions, and four included both. These products enable districts and states to aggregate, connect, secure, and analyze their disparate student and systems data for more efficient operations and improved student outcomes.
◦Announced collaboration with Microsoft Azure OpenAI Service to use OpenAI’s large language models within PowerSchool Performance Matters and PowerSchool LearningNav, part of PowerSchool’s Personalized Learning Cloud.

◦Named Powered By Snowflake Growth Partner of the Year at Snowflake's Summit 2023 for ingenuity in building a turnkey fully managed data-as-a-service (DaaS) platform for education and government agencies on the Snowflake Data Cloud.
•International Expansion: Announced a strategic partnership with Samart Telcoms to resell and support PowerSchool products in Thailand. The partnership is expected to extend PowerSchool’s mission-critical Student Information Systems, Schoology Learning, and Enrollment solutions throughout Thailand. As part of the agreement, Samart plans to serve more than 100,000 of those students in the next year.
•Platform Expansion:
◦Announced an agreement to acquire pioneering K-12 communication technology company SchoolMessenger, which, if completed, would expand PowerSchool's platform to include critical family communication solutions, including mass, emergency, and two-way communications via voice, text, email, and social media. Combining this technology and team with PowerSchool's proven platform and market reach is expected to centralize, enrich, and innovate the communication processes that have been fragmented and inefficient for both districts and parents.
◦Introduced My PowerSchool, a cohesive user experience that consolidates relevant information and applications for specific user personas into a single, streamlined platform that is tailored for their day-to-day needs. My PowerSchool simplifies how families interact with their children’s school and how school technology leaders manage their PowerSchool solutions by providing a central point of access based on if the user is an educator, student, or family member.
•Thought Leadership: Released the 2023 edition of the Education Focus Report, a deep analysis on the perspectives of over 1,750 educators that delivers insights to educators and district leaders on trends, priorities, and best-practices in the K-12 education space. Key findings include:
◦83% of educators agree that when technology systems work together well, educators get important time back in their day
◦District's top technology priority is to provide teachers with actionable data to support students
◦80% of educators cannot say what learning and behavior interventions are working with their students

Commenting on the Company’s financial results, Eric Shander, PowerSchool President and CFO, added, “This was a solid quarter highlighted by several large customer wins, broad-based solution demand, strong net retention, and continued growth in our profit margins. We look forward to building on our competitive differentiators to deliver an attractive combination of growth and profitability.”

Financial Outlook

The Company currently expects the following results, which do not include the expected financial contribution from the pending acquisition of SchoolMessenger, which is expected to close in September 2023:
Quarter ending September 30, 2023 (in millions)

Total revenue	$178	to	$181
Adjusted EBITDA *	$55	to	$57
Year ending December 31, 2023 (in millions)

Total revenue	$688	to	$694
Adjusted EBITDA *	$226	to	$230

* Adjusted EBITDA, a non-GAAP financial measure, was not reconciled to net income (loss), the most closely comparable GAAP financial measure, because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call Details
PowerSchool will host a conference call to discuss the second quarter 2023 results on August 7, 2023, at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time). Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website (https://investors.powerschool.com/events-and-presentations/default.aspx). An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial 1-877-407-0792 (USA) or 1-201-689-8263 (International) by referencing conference ID 13740013. The telephone replay will be available from 6:30 p.m. Pacific Time (9:30 p.m. Eastern Time) on August 7, 2023, through August 14, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 13740013.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 50 million students globally and more than 15,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future product development and their benefits, and future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: economic uncertainty, including high inflation, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession, instability of the banking system, and reduced government spending or suspension of investment in new or enhanced projects; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and our most recent Quarterly Report on Form 10-Q, each filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the benefits, results, or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances except as required by law.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, amortization of acquired intangible assets, and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue and Operating Expenses, and Adjusted EBITDA: Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (Loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash used in operating activities less, cash used for purchases of property and equipment, and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$146,503	$135,010	$287,576	$264,775
Service	20,197	19,119	36,429	35,182
License and other	7,197	3,462	9,345	7,227
Total revenue	173,897	157,591	333,350	307,184
Cost of revenue:
Subscriptions and support	36,781	37,260	74,975	75,294
Service	15,123	15,737	29,446	30,734
License and other	1,017	717	1,968	1,703
Depreciation and amortization	16,108	14,271	32,129	28,230
Total cost of revenue	69,029	67,985	138,518	135,961
Gross profit	104,868	89,606	194,832	171,223
Operating expenses:
Research and development	25,862	26,088	51,283	52,706
Selling, general, and administrative	53,129	47,484	102,687	87,587
Acquisition costs	—	1,043	—	2,618
Depreciation and amortization	15,764	16,137	31,535	32,095
Total operating expenses	94,755	90,752	185,505	175,006
Income (loss) from operations	10,113	(1,146)	9,327	(3,783)
Interest expense - net	16,101	8,743	30,130	15,765
Other expenses (income) - net	31	(498)	74	(576)
Loss before income taxes	(6,019)	(9,391)	(20,877)	(18,972)
Income tax (benefit) expense	(1,724)	(2,933)	(1,769)	1,605
Net loss	(4,295)	(6,458)	$(19,108)	$(20,577)
Less: Net loss attributable to non-controlling interest	(1,100)	(1,933)	(4,060)	(3,940)
Net loss attributable to PowerSchool Holdings, Inc.	$(3,195)	$(4,525)	(15,048)	(16,637)
Net loss attributable to PowerSchool Holdings, Inc. Class A common stock:
Basic	$(3,195)	$(4,525)	$(15,048)	$(16,637)
Diluted	$(4,080)	$(4,525)	$(15,048)	$(16,637)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, basic	$(0.02)	$(0.03)	$(0.09)	$(0.11)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, diluted	(0.02)	(0.03)	(0.09)	(0.11)
Weighted average shares of Class A common stock:
Basic	163,067,859	158,229,171	161,794,290	158,171,056
Diluted	200,721,918	158,229,171	161,794,290	158,171,056
Other comprehensive income, net of taxes:
Foreign currency translation	21	345	108	(125)
Change in unrealized gain on investments	—	—	$3	$—
Total other comprehensive income (loss)	21	345	$111	$(125)
Less: comprehensive income (loss) attributable to non-controlling interest	4	70	$21	$(25)
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(3,178)	$(4,250)	$(14,958)	$(16,737)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	June 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$28,394	$137,471
Accounts receivable - net of allowance of $5,283 and $4,712, respectively	78,082	54,296
Prepaid expenses and other current assets	39,563	36,886
Total current assets	146,039	228,653
Property and equipment - net	5,286	6,173
Operating lease right-of-use assets	7,173	8,877
Capitalized product development costs - net	107,930	100,861
Goodwill	2,487,235	2,487,007
Intangible assets - net	674,843	722,147
Other assets	32,657	29,677
Total assets	$3,461,163	$3,583,395
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$5,652	$5,878
Accrued expenses	98,399	84,270
Operating lease liabilities, current	4,503	5,263
Deferred revenue, current	185,781	310,536
Revolving credit facility	10,000	—
Current portion of long-term debt	7,750	7,750
Total current liabilities	312,085	413,697
Noncurrent Liabilities:
Other liabilities	2,121	2,099
Operating lease liabilities - net of current	5,150	8,053
Deferred taxes	270,799	281,314
Tax Receivable Agreement liability	392,671	410,361
Deferred revenue - net of current	6,096	5,303
Long-term debt, net	726,211	728,624
Total liabilities	1,715,133	1,849,451
Stockholders' Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 163,456,861 and 159,596,001 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 37,654,059 and 39,928,472 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	1,493,586	1,438,019
Accumulated other comprehensive loss	(2,012)	(2,122)
Accumulated deficit	(202,298)	(187,250)
Total stockholders' equity attributable to PowerSchool Holdings, Inc.	1,289,296	1,248,667
Non-controlling interest	456,734	485,277
Total stockholders' equity	1,746,030	1,733,944
Total liabilities and stockholders' equity	$3,461,163	$3,583,395

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(in thousands)
Cash flows from operating activities:
Net loss	$(4,295)	$(6,458)	$(19,108)	$(20,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,873	30,372	63,664	60,307
Share-based compensation	17,494	14,060	32,043	25,610
Amortization of operating lease right-of-use assets	811	(2,393)	1,599	(482)
Change in fair value of acquisition-related contingent consideration	(185)	(6,088)	(635)	(5,926)
Amortization of debt issuance costs	885	885	1,761	1,761
Provision for allowance for doubtful accounts	995	(19)	1,364	(495)
Loss on lease modification	1	—	53	—
Write-off of right-of-use assets and property and equipment	(7)	8,613	41	8,617
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(33,510)	(11,418)	(25,151)	(6,643)
Prepaid expenses and other current assets	4,448	8,001	(2,687)	3,315
Other assets	(994)	(2,365)	(3,277)	(3,815)
Accounts payable	(433)	1,310	(183)	(5,112)
Accrued expenses	4,305	3,057	(12,207)	(7,854)
Other liabilities	(1,485)	1,348	(3,222)	(5,217)
Deferred taxes	(2,339)	(3,314)	(2,834)	1,579
Deferred revenue	(50,275)	(51,368)	(123,962)	(125,387)
Net cash used in operating activities	$(32,711)	$(15,777)	$(92,741)	$(80,319)
Cash flows from investing activities:
Purchases of property and equipment	(582)	(440)	(938)	(2,201)
Investment in capitalized product development costs	(10,272)	(12,007)	(19,948)	(20,927)
Acquisitions—net of cash acquired	—	(15,625)	—	(31,155)
Payment of acquisition-related contingent consideration	—	(1,392)	—	(1,392)
Net cash used in investing activities	$(10,854)	$(29,464)	$(20,886)	$(55,675)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(141)	—	(1,425)	—
Proceeds from Revolving Credit Agreement	10,000	40,000	10,000	70,000
Repayment of First Lien Debt	(1,938)	(1,938)	(3,875)	(3,875)
Payments of deferred offering costs	—	—	—	(295)
Net cash provided by financing activities	$7,921	$38,062	$4,700	$65,830
Effect of foreign exchange rate changes on cash	(235)	(962)	(161)	(872)
Net decrease in cash, cash equivalents, and restricted cash	(35,879)	(8,141)	(109,088)	(71,036)
Cash, cash equivalents, and restricted cash—Beginning of period	64,773	24,096	137,982	86,991
Cash, cash equivalents, and restricted cash—End of period	$28,894	$15,955	$28,894	$15,955

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for percentages)	2023	2022	2023	2022

Gross profit	$104,868	$89,606	$194,832	$171,223
Depreciation	163	265	415	540
Share-based compensation(1)	2,654	2,146	5,112	4,313
Restructuring(2)	524	1,129	537	2,102
Acquisition-related expense(3)	47	91	134	291
Amortization	15,945	14,005	31,715	27,690
Adjusted Gross Profit	$124,201	$107,242	$232,745	$206,159
Gross Profit Margin(4)	60.3%	56.9%	58.4%	55.7%
Adjusted Gross Profit Margin(5)	71.4%	68.1%	69.8%	67.1%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net loss	$(4,295)	$(6,458)	$(19,108)	$(20,577)
Add:
Amortization	31,050	29,075	61,924	57,728
Depreciation	822	1,333	1,741	2,596
Net interest expense(1)	16,101	8,743	30,130	15,765
Income tax (benefit) expense	(1,724)	(2,933)	(1,769)	1,605
Share-based compensation	17,910	12,242	33,391	24,637
Management fees(2)	95	93	158	177
Restructuring(3)	917	10,037	2,283	10,182
Acquisition-related expense(4)	314	(3,393)	1,848	(766)
Adjusted EBITDA	$61,190	$48,739	$110,598	$91,347

Net loss margin(5)	(2.5)%	(4.1)%	(5.7)%	(6.7)%
Adjusted EBITDA margin(6)	35.2%	30.9%	33.2%	29.7%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.

(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Inc. ("Kinvolved") and Chalk.com Education ULC ("Chalk"). These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents net loss as a percentage of revenue.
(6)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Loss to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2023	2022	2023	2022

Net loss	$(4,295)	$(6,458)	$(19,108)	$(20,577)
Add:
Amortization	31,050	29,075	61,924	57,728
Depreciation	822	1,333	1,741	2,596
Share-based compensation	17,910	12,242	33,391	24,637
Management fees(1)	95	93	158	177
Restructuring(2)	917	10,037	2,283	10,182
Acquisition-related expense(3)	314	(3,393)	1,848	(766)
Non-GAAP Net Income	$46,813	$42,929	82,237	73,977

Weighted-average Class A common stock used in computing GAAP net loss per share - basic	163,067,859	158,229,171	161,794,290	158,171,056
Weighted-average Class A common stock used in computing GAAP net loss per share - diluted	200,721,918	158,229,171	161,794,290	158,171,056

Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - basic	163,067,859	158,229,171	161,794,290	158,171,056
Effect of RSAs, RSUs and MSUs	1,171,281	52,212	1,076,932	50,646
Effect of LLC Units	37,654,059	39,928,472	37,654,059	39,928,472
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - diluted	201,893,199	198,209,855	200,525,281	198,150,174

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$(0.02)	$(0.03)	$(0.09)	$(0.11)
Non-GAAP Net Income per share of Class A common stock - basic	$0.29	$0.27	$0.51	$0.47
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$(0.02)	$(0.04)	$(0.09)	$(0.11)
Non-GAAP Net Income per share of Class A common stock - diluted	$0.23	$0.22	$0.41	$0.37

(1)    Refers to expense associated with collaboration with our Principal Stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

GAAP Cost of Revenue - Subscription and Support	$36,781	$37,260	$74,975	$75,294
Less:
Share-based compensation	1,700	1,047	3,256	2,162
Restructuring	523	98	523	101
Acquisition-related expense	38	51	61	225
Non-GAAP Cost of Revenue - Subscription and Support	$34,520	$36,064	$71,135	$72,806

GAAP Cost of Revenue - Services	$15,123	$15,737	$29,446	$30,734
Less:
Share-based compensation	954	1,100	1,856	2,151
Restructuring	1	1,031	14	2,000
Acquisition-related expense	8	41	73	67
Non-GAAP Cost of Revenue - Services	$14,160	$13,565	$27,503	$26,516

GAAP Research & Development	$25,862	$26,088	$51,283	$52,706
Less:
Share-based compensation	4,675	3,024	8,747	6,128
Restructuring	9	—	113	—
Acquisition-related expense	145	849	1,522	894
Non-GAAP Research & Development	$21,033	$22,215	$40,901	$45,684

GAAP Selling, General and Administrative	$53,129	$47,484	$102,687	$87,587
Less:
Share-based compensation	10,580	7,071	19,532	14,196
Management fees	95	93	158	177
Restructuring	385	8,908	1,633	8,081
Acquisition-related expense	122	(5,377)	193	(4,569)
Non-GAAP Selling, General and Administrative	$41,947	$36,789	$81,171	$69,702

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$(32,711)	$(15,777)	$(92,741)	$(80,319)
Purchases of property and equipment	(582)	(440)	(938)	(2,201)
Capitalized product development costs	(10,272)	(12,007)	(19,948)	(20,927)
Free Cash Flow	$(43,565)	$(28,224)	$(113,627)	$(103,447)
Add:
Cash paid for interest on outstanding debt	13,973	7,989	27,669	14,172
Unlevered Free Cash Flow	$(29,592)	$(20,235)	$(85,958)	$(89,275)

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Beth Keebler
public.relations@PowerSchool.com
503-702-4230

Source: PowerSchool Holdings, Inc.